Exhibit 99.1

Calumet Specialty Products Partners, L.P. Reports Third Quarter 2023 Results

•	Net income attributable to partners of $103.0 million, or Limited partners’ interest of $1.26 basic net income per unit, for the third quarter of 2023
•	Third quarter Adjusted EBITDA of $75.5 million driven by supportive market and strong commercial execution, partially offset by transient operational issues in Shreveport and Montana
●	MRL hydrogen steam drum replacement installed; turnaround brought forward opportunistically; on track for full production in December

INDIANAPOLIS — (PR NEWSWIRE) — November 9, 2023 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), today reported results for the third quarter ended September 30, 2023, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(Dollars in millions, except per unit data)
Net income (loss) attributable to partners	$103.0	$15.7	$113.2	$(95.1)
Limited partners’ interest basic net income (loss) per unit	$1.26	$0.19	$1.38	$(1.18)
Adjusted EBITDA	$75.5	$127.0	$220.9	$326.1

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Three Months Ended September 30,		Three Months Ended September 30,		Three Months Ended September 30,
	2023	2022	2023	2022	2023	2022

	(Dollars in millions, except per barrel data)
Gross profit (loss)	$158.9	$123.4	$21.0	$17.0	$81.7	$(1.1)
Adjusted gross profit	$56.7	$149.4	$18.6	$17.4	$48.3	$11.7
Adjusted EBITDA	$38.7	$131.7	$13.2	$8.5	$38.2	$11.3
Gross profit (loss) per barrel	$28.77	$21.65	$160.31	$139.34	$41.66	$(0.96)
Adjusted gross profit per barrel	$10.26	$26.22	$141.98	$142.62	$24.63	$10.17

	Specialty Products and Solutions		Performance Brands		Montana/Renewables
	Nine Months Ended September 30,		Nine Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022	2023	2022

	(Dollars in millions, except per barrel data)
Gross profit	$314.5	$229.2	$66.0	$44.5	$49.2	$42.2
Adjusted gross profit	$221.8	$328.8	$62.0	$45.9	$78.8	$97.6
Adjusted EBITDA	$176.1	$283.3	$41.8	$17.5	$55.6	$88.9
Gross profit per barrel	$19.66	$13.63	$167.09	$112.09	$9.19	$6.78
Adjusted gross profit per barrel	$13.86	$19.55	$156.96	$115.62	$14.72	$15.69

“The third quarter at Calumet was a tale of two halves,” said Todd Borgmann, CEO. “The quarter started with a strong proof point of Montana Renewables’ earnings power as we generated $14.2 million of Adjusted EBITDA in July while processing 70% of geographically advantaged untreated feedstock. Meanwhile, our specialties business continued to benefit from a supportive demand environment and effective commercial execution despite crude costs increasing roughly $20 per barrel during the quarter.

“Unfortunately, we experienced transient operational issues at our Shreveport and Montana Renewables facilities. As we previously announced, we discovered a crack in the steam drum within our newly constructed renewable hydrogen plant that required replacement. The replacement drum has been installed, and the hydrogen plant is on track to restart early next week. Further, we used the downtime to opportunistically pull forward a catalyst turnaround that was previously scheduled for early 2024. Our next generation catalyst has performed well, and the decision to pull forward this turnaround was purely an economic optimization. This decision allows us to do the work while the plant is already down for repair as opposed to having to shut down next Spring when we’d otherwise be operating at full rates. Further, with this move we have no forecasted planned downtime during the strategically important first half of next year. The turnaround is progressing according to plan, and we are on track to be back online for a full month of production in December.

“At Shreveport, plugging of our catalytic dewaxing unit resulted in the loss of approximately 300,000 barrels of specialty production during the quarter. The unit was fully repaired, and our Shreveport plant is back to normal production levels.

“While these one-time events cost us over $50 million of lost profit opportunity during the quarter, we believe they are transitory in nature with the repairs either complete or nearly complete. Further, our ultimate strategic objectives are unchanged. The downtime in Great Falls likely pushes back our strategic timeline slightly, but with our DOE loan process, MaxSAF expansion engineering, and potential monetization all progressing, we remain confident that Calumet is poised to deliver against our plan to unlock the company’s intrinsic value for our unitholders in 2024.”

Specialty Products and Solutions (SPS): The SPS segment reported Adjusted EBITDA of $38.7 million, compared to Adjusted EBITDA of $131.7 million for the same quarter a year ago. Margins have softened from last year’s record highs and remain above mid-cycle levels. Further, production volume was limited largely due to an operational issue with a specialty production unit in Shreveport which has since been repaired.

Performance Brands (PB): The PB segment reported Adjusted EBITDA of $13.2 million, compared to Adjusted EBITDA of $8.5 million for the 2022 third quarter. Year over year margin growth has largely been driven by improved industrial volumes and increased unit margins across the board as input costs have stabilized.

Montana/Renewables (MR): The MR segment reported $38.2 million of Adjusted EBITDA, compared to Adjusted EBITDA of $11.3 million in the same quarter a year ago. During the third quarter, results were impacted by a steam drum replacement, and the plant is expected to generate a full month of operations in December. Our new PMA asphalt plant continues to operate above expectations.

Corporate: Total corporate costs are represented as a loss of $14.6 million of Adjusted EBITDA, compared to a loss of $24.5 million of Adjusted EBITDA for the same quarter of 2022.

Operations Summary

The following table sets forth information about the Partnership’s continuing operations. Facility production volume differs from sales volume due to changes in inventories and the sale of purchased blendstocks such as ethanol and specialty blendstocks, as well as the resale of crude oil.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In bpd)		(In bpd)
Total sales volume (1)	82,787	75,789	79,660	85,859
Total feedstock runs (2)	82,409	75,722	76,157	84,133
Facility production: (3)
Specialty Products and Solutions:
Lubricating oils	9,258	11,681	10,013	11,039
Solvents	7,165	7,134	7,176	6,963
Waxes	1,417	1,611	1,369	1,445
Fuels, asphalt and other by-products	42,240	43,716	37,630	41,043
Total Specialty Products and Solutions	60,080	64,142	56,188	60,490
Montana/Renewables:
Gasoline	3,615	1,675	3,892	3,672
Diesel	3,140	3,396	2,967	7,997
Jet fuel	526	714	476	880
Asphalt, heavy fuel oils and other	4,461	3,630	4,474	8,165
Renewable fuels	7,455	—	6,607	—
Total Montana/Renewables	19,197	9,415	18,416	20,714

Performance Brands	3,066	1,299	2,588	1,510

Total facility production (3)	82,343	74,856	77,192	82,714

(1)

Total sales volume includes sales from the production at our facilities and certain third-party facilities pursuant to supply and/or processing agreements, sales of inventories and the resale of crude oil to third-party customers. Total sales volume includes the sale of purchased blendstocks.

(2)	Total feedstock runs represent the barrels per day of crude oil and other feedstocks processed at our facilities and at certain third-party facilities pursuant to supply and/or processing agreements.
(3)	The difference between total facility production and total feedstock runs is primarily a result of the time lag between the input of feedstocks and production of finished products and volume loss.

Webcast Information

A conference call is scheduled for 9:00 a.m. ET on November 9, 2023 to discuss the financial and operational results for the third quarter of 2023. Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call with accompanying presentation slides, available on the Partnership's website at www.calumetspecialty.investorroom.com/events. Interested parties may also participate in the call by dialing (844) 695-5524. A replay of the conference call will be available a few hours after the event on the investor relations section of the Partnership's website, under the events and presentations section and will remain available for at least 90 days.

About the Partnership

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) the effect, impact, potential duration or other implications of supply chain disruptions, global energy shortages and the ongoing novel coronavirus (“COVID-19”) pandemic on our business and operations, (ii) demand for finished products in markets we serve, (iii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business and our plans to de-leverage our balance sheet, (iv) our expectation regarding anticipated capital expenditures and strategic initiatives, and (v) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our current expectations for future sales and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisition or disposition transactions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty products, fuels, renewable fuels and other refined products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuel products, and renewable fuel products that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the Renewable Fuel Standard, including the prices paid for renewable identification numbers (“RINs”); shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, the prospect of a shutdown of the U.S. federal government, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including the risk factors and other cautionary statements in our latest Annual Report on Form 10-K and other filings with the SEC.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Non-GAAP Financial Measures

Our management uses certain non-GAAP performance measures to analyze operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with generally accepted accounting principles (“GAAP”). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include performance measures along with certain key operating metrics.

We use the following financial performance measures:

EBITDA: We define EBITDA for any period as net income (loss) attributable to partners plus interest expense (including amortization of debt issuance costs), income taxes and depreciation and amortization. Historically, we considered net income (loss) to be the most directly comparable GAAP measure to EBITDA. Commencing with the third quarter of 2022, we reported net loss attributable to noncontrolling interest related to the preferred equity investment from Warburg Pincus in the Montana Renewables business. As a result of this change, we believe net income (loss) attributable to partners is the most directly comparable GAAP measure to EBITDA.

Adjusted EBITDA: We define Adjusted EBITDA for any period as: EBITDA adjusted for (a) impairment; (b) unrealized gains and losses from mark to market accounting for hedging activities; (c) realized gains and losses under derivative instruments excluded from the determination of net income (loss) attributable to partners; (d) non-cash equity-based compensation expense and other non-cash items (excluding items such as accruals of cash expenses in a future period or amortization of a prepaid cash expense) that were deducted in computing net income (loss) attributable to partners; (e) debt refinancing fees, extinguishment costs, premiums and penalties; (f) any net gain or loss realized in connection with an asset sale that was deducted in computing net income (loss) attributable to partners; (g) amortization of turnaround costs; (h) LCM inventory adjustments; (i) the impact of liquidation of inventory layers calculated using the LIFO method; (j) RINs mark-to-market adjustments; and (k) all extraordinary, unusual or non-recurring items of gain or loss, or revenue or expense.

Distributable Cash Flow: We define Distributable Cash Flow for any period as Adjusted EBITDA less replacement and environmental capital expenditures, turnaround costs, cash interest expense (consolidated interest expense less non-cash interest expense), gain (loss) from unconsolidated affiliates, net of cash distributions and income tax expense (benefit).

Specialty Products and Solutions segment Adjusted EBITDA Margin: We define Specialty Products and Solutions segment Adjusted EBITDA Margin for any period as Specialty Products and Solutions segment Adjusted EBITDA divided by Specialty Products and Solutions segment sales.

Specialty Products and Solutions segment Adjusted gross profit (loss): We define Specialty Products and Solutions segment Adjusted gross profit (loss) for any period as Specialty Products and Solutions segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; and (e) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Performance Brands segment Adjusted gross profit (loss): We define Performance Brands segment Adjusted gross profit (loss) for any period as Performance Brands segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; and (e) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

Montana/Renewables segment Adjusted gross profit (loss): We define Montana/Renewables segment Adjusted gross profit (loss) for any period as Montana/Renewables segment gross profit (loss) excluding the impact of (a) LCM inventory adjustments; (b) the impact of liquidation of inventory layers calculated using the LIFO method; (c) RINs mark-to-market adjustments; (d) depreciation and amortization; and (e) all extraordinary, unusual or non-recurring items of revenue or cost of sales.

The definition of Adjusted EBITDA that is presented in this press release is similar to the calculation of (i) “Consolidated Cash Flow” contained in the indentures governing our 9.25% senior secured first lien notes due July 15, 2024, that were issued in August 2020 (the “2024 Secured Notes”), our 11.00% senior notes due April 15, 2025, that were issued in October 2019 (the “2025 Notes”), our 8.125% senior notes due January 15, 2027, that were issued in January 2022 (the “2027 Notes”), and our 9.75% senior notes due July 15, 2028, that were issued in June 2023 (the “2028 Notes”) and (ii) “Consolidated EBITDA” contained in the credit agreement governing our revolving credit facility. We are required to report Consolidated Cash Flow to the holders of our 2024 Secured Notes, 2025 Notes, 2027 Notes, and 2028 Notes and Consolidated EBITDA to the lenders under our revolving credit facility, and these measures are used by them to determine our compliance with certain covenants governing those debt instruments. Please see our filings with the SEC, including our most recent Annual Report on Form 10-K and Current Reports on Form 8-K, for additional details regarding the covenants governing our debt instruments.

These non-GAAP measures are used as supplemental financial measures by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:

•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
•	the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness;
•	our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure;
•	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities; and
•	our operating performance excluding the non-cash impact of LCM and LIFO inventory adjustments, RINs mark-to-market adjustments, and depreciation and amortization.

We believe that these non-GAAP measures are useful to analysts and investors, as they exclude transactions not related to our core cash operating activities and provide metrics to analyze our ability to fund our capital requirements and to pay interest on our debt obligations. We believe that excluding these transactions allows investors to meaningfully analyze trends and performance of our core cash operations.

EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) should not be considered alternatives to Net income (loss) attributable to partners, Operating income (loss), Net cash provided by (used in) operating activities, gross profit (loss) or any other measure of financial performance presented in accordance with GAAP. In evaluating our performance as measured by EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) management recognizes and considers the limitations of these measurements. EBITDA and Adjusted EBITDA do not reflect our liabilities for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) are only a few of several measurements that management utilizes. Moreover, our EBITDA, Adjusted EBITDA,

Distributable Cash Flow, and segment Adjusted gross profit (loss) may not be comparable to similarly titled measures of another company because all companies may not calculate EBITDA, Adjusted EBITDA, Distributable Cash Flow, and segment Adjusted gross profit (loss) in the same manner. Please see the section of this release entitled “Non-GAAP Reconciliations” for tables that present reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to Net income (loss) attributable to partners, our most directly comparable GAAP financial performance measure; and segment Adjusted gross profit (loss) to segment gross profit (loss), our most directly comparable GAAP financial performance measure.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except unit and per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In millions, except per unit and unit data)
Sales	$1,149.4	$1,165.0	$3,204.1	$3,686.9
Cost of sales	887.8	1,025.7	2,774.4	3,371.0
Gross profit	261.6	139.3	429.7	315.9
Operating costs and expenses:
Selling	12.4	11.6	41.4	40.4
General and administrative	40.2	43.3	104.5	98.4
Other operating (income) expense	(4.1)	2.5	4.1	16.8
Operating income	213.1	81.9	279.7	160.3
Other income (expense):
Interest expense	(58.7)	(41.8)	(163.7)	(136.0)
Debt extinguishment costs	(0.3)	(40.4)	(5.5)	(41.4)
Gain (loss) on derivative instruments	(54.3)	16.5	(14.5)	(73.2)
Other income (expense)	0.6	(0.1)	0.1	(3.1)
Total other expense	(112.7)	(65.8)	(183.6)	(253.7)
Net income (loss) before income taxes	100.4	16.1	96.1	(93.4)
Income tax expense	0.5	1.5	1.4	2.8
Net income (loss)	$99.9	$14.6	$94.7	$(96.2)
Net loss attributable to noncontrolling interest	(3.1)	(1.1)	(18.5)	(1.1)
Net income (loss) attributable to partners	$103.0	$15.7	$113.2	$(95.1)
Allocation of net income (loss) to partners
Net income (loss) attributable to partners	$103.0	$15.7	$113.2	$(95.1)
Less:
General partner’s interest in net income (loss)	2.1	0.3	2.3	(1.9)
Non-vested share based payments	0.1	0.2	0.1	—
Net income (loss) attributable to limited partners	$100.8	$15.2	$110.8	$(93.2)
Weighted average limited partner units outstanding:
Basic	80,172,810	79,384,878	80,046,930	79,277,719
Diluted	80,277,483	80,461,600	80,148,519	79,277,719
Limited partners’ interest basic net income (loss) per unit:
Limited partners’ interest	$1.26	$0.19	$1.38	$(1.18)
Limited partners’ interest diluted net income (loss) per unit:
Limited partners' interest	$1.26	$0.19	$1.38	$(1.18)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	September 30,	December 31,
	2023	2022
	(Unaudited)
	(In millions, except unit data)
ASSETS
Current assets:
Cash and cash equivalents	$13.7	$35.2
Accounts receivable
Trade, less allowance for credit losses of $1.3 million and $1.3 million, respectively	285.0	245.7
Other	62.8	22.3
	347.8	268.0
Inventories	447.7	498.0
Derivative assets	5.2	—
Prepaid expenses and other current assets	49.0	19.2
Total current assets	863.4	820.4
Property, plant and equipment, net	1,526.9	1,482.0
Other noncurrent assets, net	414.5	439.4
Total assets	$2,804.8	$2,741.8
LIABILITIES AND PARTNERS’ CAPITAL (DEFICIT)
Current liabilities:
Accounts payable	$342.1	$442.4
Accrued interest payable	41.2	34.6
Accrued salaries, wages and benefits	82.9	93.0
Obligations under inventory financing agreements	237.9	221.8
Current portion of RINs obligation	326.3	399.3
Derivative liabilities	—	26.5
Other current liabilities	85.2	114.5
Current portion of long-term debt	204.6	20.0
Total current liabilities	1,320.2	1,352.1
Other long-term liabilities	57.5	60.2
Long-term RINs obligation, less current portion	16.5	77.5
Long-term debt, less current portion	1,608.2	1,539.7
Total liabilities	$3,002.4	$3,029.5
Commitments and contingencies
Redeemable noncontrolling interest	$250.0	$250.0
Partners’ capital (deficit):
Limited partners’ interest 79,964,002 units and 79,189,583 units issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	$(442.3)	$(529.9)
General partner’s interest	2.8	0.5
Accumulated other comprehensive loss	(8.1)	(8.3)
Total partners’ capital (deficit)	(447.6)	(537.7)
Total liabilities and partners’ capital (deficit)	$2,804.8	$2,741.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended September 30,
	2023	2022

	(In millions)
Operating activities
Net income (loss)	$94.7	$(96.2)
Non-cash RINs (gain) expense	(134.0)	151.3
Unrealized (gain) loss on derivative instruments	(18.8)	47.5
Other non-cash activities	147.4	141.5
Changes in assets and liabilities	(96.7)	(93.4)
Net cash provided by (used in) operating activities	(7.4)	150.7
Investing activities
Additions to property, plant and equipment	(240.3)	(376.3)
Other investing activities	—	0.2
Net cash used in investing activities	(240.3)	(376.1)
Financing activities
Proceeds from borrowings — revolving credit facility	1,585.6	1,139.0
Repayments of borrowings — revolving credit facility	(1,618.5)	(1,052.0)
Proceeds from borrowings — MRL revolving credit agreement	79.0	—
Repayments of borrowings — MRL revolving credit agreement	(79.0)	—
Proceeds from borrowings — senior notes	325.0	325.0
Repayments of borrowings — senior notes	(121.0)	(363.1)
Proceeds from inventory financing	1,229.3	1,598.2
Payments on inventory financing	(1,235.2)	(1,603.6)
Proceeds from sale of redeemable noncontrolling interest in subsidiary	—	200.0
Repayment of MRL credit facility	—	(347.3)
Proceeds from other financing obligations	101.5	279.6
Payments on other financing obligations	(33.8)	(21.8)
Net cash provided by financing activities	232.9	154.0
Net decrease in cash, cash equivalents and restricted cash	(14.8)	(71.4)
Cash, cash equivalents and restricted cash at beginning of period	35.2	121.9
Cash, cash equivalents and restricted cash at end of period	$20.4	$50.5
Cash and cash equivalents	13.7	50.5
Restricted cash	6.7	—
Supplemental disclosure of non-cash investing activities
Non-cash property, plant and equipment additions	$31.7	$121.8

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

NON-GAAP RECONCILIATIONS

RECONCILIATION OF NET INCOME (LOSS)

TO EBITDA, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In millions)
	(Unaudited)
Reconciliation of Net income (loss) attributable to partners to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net income (loss) attributable to partners	$103.0	$15.7	$113.2	$(95.1)
Add:
Interest expense	58.7	41.8	163.7	136.0
Depreciation and amortization	34.0	25.3	96.7	74.3
Income tax expense	0.5	1.5	1.4	2.8
Noncontrolling interest adjustments	(4.6)	(0.9)	(12.4)	(0.9)
EBITDA	$191.6	$83.4	$362.6	$117.1
Add:
LCM / LIFO (gain) loss	$(4.5)	$(0.5)	$9.4	$(7.7)
Unrealized (gain) loss on derivative instruments	36.3	(28.1)	(18.8)	47.5
Debt extinguishment costs	0.3	40.4	5.5	41.4
Amortization of turnaround costs	9.7	4.9	27.0	16.4
Gain on impairment and disposal of assets	—	(0.2)	—	(0.2)
RINs mark-to-market (gain) loss	(173.4)	14.3	(215.9)	92.4
Equity-based compensation and other items	13.8	13.0	22.5	16.6
Other non-recurring expenses (1)	2.4	(0.2)	35.5	2.6
Noncontrolling interest adjustments	(0.7)	—	(6.9)	—
Adjusted EBITDA	$75.5	$127.0	$220.9	$326.1
Less:
Replacement and environmental capital expenditures (2)	$21.9	$26.5	$53.6	$53.3
Cash interest expense (3)	57.2	40.5	159.5	119.6
Turnaround costs	15.8	14.7	28.9	32.2
Income tax expense	0.5	1.5	1.4	2.8
Distributable Cash Flow	$(19.9)	$43.8	$(22.5)	$118.2

(1)	For the nine months ended September 30, 2023, other non-recurring expenses included a $28.4 million charge to cost of sales for losses under firm purchase commitments.
(2)

Replacement capital expenditures are defined as those capital expenditures which do not increase operating capacity or reduce operating costs and exclude turnaround costs. Environmental capital expenditures include asset additions to meet or exceed environmental and operating regulations.

(3)	Represents consolidated interest expense less non-cash interest expense.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

RECONCILIATION OF SEGMENT GROSS PROFIT (LOSS)

TO SEGMENT ADJUSTED GROSS PROFIT

(In millions, except per barrel data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(Unaudited)
Reconciliation of Segment Gross Profit (Loss) to Segment Adjusted Gross Profit:
Specialty Products and Solution segment gross profit	$158.9	$123.4	$314.5	$229.2
LCM/LIFO inventory (gain) loss	(4.4)	2.1	(1.7)	(1.3)
Other adjustments (1)	(7.1)	—	(9.5)	—
RINs mark to market (gain) loss	(109.8)	8.4	(135.5)	53.6
Depreciation and amortization	19.1	15.5	54.0	47.3
Specialty Products and Solutions segment Adjusted gross profit	$56.7	$149.4	$221.8	$328.8

Performance Brands segment gross profit	$21.0	$17.0	$66.0	$44.5
LCM/LIFO inventory (gain) loss	0.1	(0.3)	2.2	(0.5)
Other adjustments (2)	(3.2)	—	(8.2)	—
Depreciation and amortization	0.7	0.7	2.0	1.9
Performance Brands segment Adjusted gross profit	$18.6	$17.4	$62.0	$45.9

Montana/Renewables segment gross profit (loss)	$81.7	$(1.1)	$49.2	$42.2
LCM/LIFO inventory (gain) loss	(0.2)	(2.3)	8.9	(5.9)
Loss on firm purchase commitments	—	—	28.4	—
RINs mark to market (gain) loss	(55.1)	5.1	(69.0)	32.4
Depreciation and amortization	21.9	10.0	61.3	28.9
Montana/Renewables segment Adjusted gross profit	$48.3	$11.7	$78.8	$97.6

Reported Specialty Products and Solutions segment gross profit per barrel	$28.77	$21.65	$19.66	$13.63
LCM/LIFO inventory (gain) loss per barrel	(0.80)	0.37	(0.11)	(0.08)
Other adjustments per barrel	(1.29)	—	(0.59)	—
RINs mark to market (gain) loss per barrel	(19.88)	1.47	(8.47)	3.19
Depreciation and amortization per barrel	3.46	2.73	3.37	2.81
Specialty Products and Solutions segment Adjusted gross profit per barrel	$10.26	$26.22	$13.86	$19.55

Reported Performance Brands segment gross profit per barrel	$160.31	$139.34	$167.09	$112.09
LCM/LIFO inventory (gain) loss per barrel	0.76	(2.46)	5.57	(1.26)
Other adjustments per barrel	(24.43)	—	(20.76)	—
Depreciation and amortization per barrel	5.34	5.74	5.06	4.79
Performance Brands segment Adjusted gross profit per barrel	$141.98	$142.62	$156.96	$115.62

Reported Montana/Renewables segment gross profit (loss) per barrel	$41.66	$(0.96)	$9.19	$6.78
LCM/LIFO inventory (gain) loss per barrel	(0.10)	(2.00)	1.66	(0.95)

Loss on firm purchase commitments per barrel	—	—	5.31	—
RINs mark to market (gain) loss per barrel	(28.10)	4.43	(12.89)	5.21
Depreciation and amortization per barrel	11.17	8.70	11.45	4.65
Montana/Renewables segment Adjusted gross profit per barrel	$24.63	$10.17	$14.72	$15.69

Specialty Products and Solutions Adjusted EBITDA	$38.7	$131.7	$176.1	$283.3
Specialty Products and Solutions sales	745.7	934.6	2,168.5	2,683.2
Specialty Products and Solutions Adjusted EBITDA margin	5.2%	14.1%	8.1%	10.6%

(1)

For the three and nine months ended September 30, 2023, other adjustments for the Specialty Products and Solutions segment included a $7.1 million and $9.5 million gain, respectively, for proceeds received under the Company’s property damage insurance policy.

(2)

For the three and nine months ended September 30, 2023, other adjustments for the Performance Brands segment included a $3.2 million and $8.2 million gain, respectively, for proceeds received under the Company’s business interruption insurance policy.